 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2008

Lapis Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-100979	27-0016420
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

19 W. 34th Street, Suite 1008, New York, NY 10001
(Address of principal executive offices) (zip code)

(212) 937-3580
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 28, 2008, Lapis Technologies, Inc. (the "Company") entered into an agreement for the issue and sale of shares in Lapis Technologies, Inc. and the transfer of shares of Star Night Technologies Ltd. to the Company (the “Lapis SPA”), with Harry Mund and Mordechai Solomon (the “Investor”). Mr. Mund is the Company’s chief executive officer, director, and majority stockholder. The Lapis SPA will close (subject to fulfillment or waiver of certain closing conditions, and the performance of certain covenants by the parties prior to closing, including, inter alia, the receipt of a fairness opinion) 21 days following the date on which an information statement on Schedule 14C under the Securities Exchange Act of 1934, as amended, is mailed to stockholders of the Company (the “Closing Date”), which closing shall occur concurrently with that of the Systems SPA (defined below) and the Electronics SPA (defined below). Pursuant to the Lapis SPA, the Company agreed to issue to the Investor, on the Closing Date, 75,129,500 shares of the Company’s common stock, representing 92% of the Company’s issued and outstanding shares on a fully diluted basis. The Investor agreed to transfer to the Company, on the Closing Date, 4,539,557 shares in Star Night Technologies Ltd., a company traded on the Tel Aviv Stock Exchange, held by the Investor in person.

In addition, pursuant to the Lapis SPA, the Investor agreed to grant to Mr. Mund an option (the “Mund Option”), exercisable by Mr. Mund in his sole discretion, to sell to the Investor, Mr. Mund’s 4,750,000 shares of the Company’s common stock (the “Option Shares”). The Mund Option will be exercisable during a period of 90 calendar days immediately following the first anniversary of the Closing Date (with respect to 50% of the Option Shares, at an exercise price of US $0.5434 per share, subject to adjustment in the event of stock splits, stock dividends, and similar transactions) and/or the second anniversary of the Closing Date (with respect to all of the Option Shares, at an exercise price of US $0.6038 per share, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). The Mund Option is subject to the aggregate value of the Option Shares being no higher than US $2,868,000, subject to certain adjustments, for a period of 65 consecutive calendar days commencing 120 days after the Closing Date (so long as Mr. Mund may sell his shares pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)) during a period of 65 consecutive calendar days during a period of 24 months following the Closing Date.

In connection with the Lapis SPA, on February 28, 2008, the Company’s indirect wholly owned subsidiary, Entertec Management Ltd. (“Entertec Management”) (which the Company owns through its direct wholly owned subsidiary Entertec Electronics Ltd.), entered into an agreement for the sale and purchase of Entertec Systems 2001 Ltd. (the “Systems SPA”), with Harry Mund, and S.D.S. (Star Defense Systems) Ltd., a company traded on the Tel Aviv Stock Exchange (“S.D.S.”) whose majority stockholder is Mordechai Solomon. The Systems SPA will close on the Closing Date concurrently with the Lapis SPA and the Electronics SPA (defined below). Pursuant to the Systems SPA, Entertec Management and Mr. Mund agreed to sell, and S.D.S. agreed to purchase, on the Closing Date, an aggregate of 251,000 shares of Entertec Systems 2001 Ltd. (“Enterec Systems”), representing all of the issued and outstanding capital stock of Entertec Systems, for an aggregate purchase price of US $1,500,000. The 251,000 shares to be sold pursuant to the Systems SPA represent 67,770 shares to be sold by Mr. Mund and 183,230 shares to be sold by Entertec Management.

In connection with the Lapis SPA and the Systems SPA, the Company also entered into, on February 28, 2008, an agreement with Mund Holdings Ltd., a company owned by Harry Mund (the “Electronics SPA”). The Electronics SPA will close on the Closing Date concurrently with the Lapis SPA and the Systems SPA. Pursuant to the Electronics SPA, the Company agreed to sell, and Mund Holdings Ltd. agreed to purchase, on the Closing Date, NIS (New Israeli Shekel) 100 divided into 100 shares of NIS 1 each, of Entertec Electronics Ltd. (“Entertec Electronics”), representing all of the issued and outstanding capital stock of Entertec Electronics, for a purchase price of US $250,000.

The Company’s issuance of shares of common stock to Mr. Solomon under the Lapis SPA will be made pursuant to the exemption from registration requirements under Regulation D and/or Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). No form of general solicitation or general advertising was conducted in connection with the issuance. The certificates representing the shares will contain restrictive legends preventing the sale, transfer of such shares unless registered under the Securities Act or pursuant to an exemption therefrom. Mr. Mordechai is an “accredited investor” as defined under Regulation D and/or is not a “U.S. Person” as defined under Regulation S.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1
Agreement for the Issue and Sale of Shares in Lapis Technologies, Inc. and the Transfer of Shares in Star Night Technologies, Ltd., dated February 28, 2008, by and between Lapis Technologies, Inc., Harry Mund and Mordechai Solomon

10.2	Agreement for the Sale and Purchase of Entertec Systems 2001 Ltd., dated February 28, 2008, by and between Entertec Management Ltd., Harry Mund and S.D.S. (Star Defense Systems) Ltd.

10.3	Agreement, dated February 28, 2008, by and between Lapis Technologies, Inc. and Mund Holdings Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lapis Technologies, Inc.

Dated: March 5, 2008	By:	/s/ Harry Mund
Name: Harry Mund
Title: Chief Executive Officer